Exhibit 99.1
Separation Agreement and General Release
This Separation Agreement and General Release (the “Agreement”) dated as of July 28, 2009, is between UTi, Services, Inc. (“Company”) and John S. Hextall (“Employee”). This Agreement shall be effective on the date that the Employee signs this Agreement (the “Agreement Date”). However, Employee shall not be entitled to any of the consideration described in Section 3 below unless Employee re-executes this Agreement at the time of his separation from employment (the “Re-Execution Date”) and does not revoke the releases provided for in Sections 5 and 6 of this Agreement in accordance with Section 8 below.
WHEREAS, Company and Employee are parties to an Amended and Restated Employment Agreement dated as of October 1, 2008 (the “Employment Agreement”); and
WHEREAS, in consideration of the promises made in this Agreement, Company and Employee wish to terminate the Employment Agreement effective as of the date hereof, except for any provisions therein which expressly survive the termination thereof or are expressly incorporated by reference herein.
NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Employee hereby submits his voluntary resignation from his position as Executive Vice President; President, Freight Forwarding of UTi Worldwide Inc. and all other positions, titles, authorities and directorships with the Company and its affiliates, effective as of the close of business on the date hereof. Additionally, Employee hereby further resigns as an employee of the Company and its affiliates effective as of January 31, 2010; provided, however, that Employee’s voluntary resignation as an employee of the Company and its affiliates shall become effective immediately if Employee should commence employment with another employer prior to January 31, 2010. Employee represents that he is resigning voluntarily and is signing this Agreement voluntarily and with a full understanding of and agreement with its terms. This Agreement does not constitute an admission by either party of any wrongful action, liability or violation of any local, state or federal law, in connection with Employee’s employment or otherwise. Employee agrees, represents and warrants that (a) from the close of business on the date hereof, Employee has no power to bind or obligate the Company and Employee will not sign any contracts, agreements, or other documents or make any other commitments on behalf of the Company and/or its affiliates, (b) Employee has returned to the Company, or will return to the Company within 3 business days of the date hereof, all files, records, credit cards, keys, equipment, laptops and any other property or documents of the Company and/or its affiliates and that Employee has not retained, and will not retain, any copies thereof, including, but not limited to, any copies of “Proprietary Information” as defined in the Employment Agreement, and (c) Employee shall cause his attorneys and agents to return to the Company within 3 business days of the date hereof all files, records and any other property or documents of the Company and/or its affiliates in the possession or control of such attorneys or agents without such attorneys or agents retaining any copies thereof.

2. Employee acknowledges and agrees that UTi Worldwide Inc. must report his resignation in a filing with the Securities and Exchange Commission. The Company and Employee agree to the language for this filing, which is contained in Exhibit A to this Agreement.
3. In reliance on such voluntary resignation and the promises, representations and releases in this Agreement, the Company will provide Employee with the following consideration unless the releases provided for in Sections 5 and 6 of this Agreement are revoked in accordance with Section 8 of this Agreement:
a.
Employee shall remain a Company employee at his current level of compensation but shall be relieved of his current positions, titles, authorities and duties effective as of the close of business on the date hereof. From the date hereof through the effective date of Employee’s voluntary resignation as an employee of the Company and its affiliates, Employee shall provide such advisory services as may be requested from time to time by the Chief Executive Officer of the Company or his designee, provided that such services shall not require Employee to travel beyond the Company’s Long Beach, California offices, and shall not exceed twenty hours total per week. During this final period of employment, Employee shall be entitled to all Medical Insurance and Other Benefits as noted in Section 5(e) of the Employment Agreement except for vacation, which section is hereby incorporated by reference. Employee acknowledges and agrees that as of the date hereof Employee has 194.241 hours of accrued vacation. The Company shall pay Employee for such accrued vacation within 2 business days after the expiration of the 7 day revocation period following the Agreement Date if Employee does not revoke the releases provided for in Sections 5 and 6 of this Agreement in accordance with Section 8 below within such period. Employee acknowledges and agrees that from and after the close of business on the date hereof, Employee shall no longer accrue or be entitled to vacation time under the Company’s policies or otherwise.

b.
During Employee’s Continuous Service[1] (as such term is defined in the UTi Worldwide Inc. 2004 Long-Term Incentive Plan), all Restricted Share Units held by Employee shall continue to vest according to their terms. Upon Employee’s termination of Continuous Service, Employee’s outstanding Restricted Share Unit Awards shall vest with respect to an additional number of shares as set forth on Exhibit B hereto. Employee acknowledges and agrees that all unexercised Options will expire if not exercised within 90 days following the termination of Employee’s Continuous Service.

c.	From February 1, 2010 through July 31, 2010, Company shall pay to Employee $17,307.70 bi-weekly according to the Company’s standard payroll schedule, less legally required deductions.

[1]	For the purposes of clarity, Employee’s “Continuous Service” shall end no later than January 31, 2010.

d.	The Company will not contest Employee’s unemployment claim after January 31, 2010.
Employee acknowledges and agrees that he is receiving additional consideration from the Company beyond that provided by normal Company policy or required by the Employment Agreement, and that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Agreement, and hereby expressly waives any claim to any compensation, benefit or payment which is not expressly referenced in this Agreement.
4. In exchange for the additional consideration provided in this Agreement, Employee promises:
a.
not to disparage the Company, its affiliates or its or their respective products, services, or management, and all communications regarding the nature of his separation shall be consistent with the filing required in Section 2 of this Agreement and as reflected in Exhibit A hereto.

b.
to abide by and uphold continuously the terms of Section 8 (Proprietary Information) of the Employment Agreement and Section 9 (Protection of Property) of the Employment Agreement, which sections are incorporated by reference herein.

c.	not to apply for re-employment with the Company or its affiliates without the Company’s prior written consent.
If Employee materially breaches any of the promises in this Agreement or Sections 8 or 9 of the Employment Agreement, the Company will give notice to the Employee and, if such breach is curable, provide him with 15 days to cure the material breach. If the material breach is not curable or, if curable, not cured within such 15 day period, the Company may stop any payments or benefits otherwise owing under this Agreement and may seek additional relief or remedy under Section 9 hereof or Section 11 of the Employment Agreement.
5. In consideration for the foregoing and pursuant to Section 6(d)(iii) of the Employment Agreement, Employee does hereby, for himself and his heirs, successors and assigns, release, acquit and forever discharge the Company and the UTi Group (as defined in the Employment Agreement), and each of their respective owners, stockholders, officers, directors, managers, employees, representatives, agents, successors, and assigns (collectively, the “Released Parties”), of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he or his heirs may have against such persons or entities based on any actions or events which occurred prior to the Agreement Date and the Re-Execution Date, including but not limited to those related to, or arising from, Employee’s employment with the Company or the termination thereof.
In exchange for material portions of the additional consideration provided in this Agreement and in accordance with the Older Workers Benefit Protection Act, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Released Parties regarding any act or omission which occurred on or before the Agreement Date and the Re-Execution Date.

6. It is further understood and agreed that all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:
“A General Release does not extend to claims which a creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.”
7. This Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersede any previous representations, understandings, or agreements, except for any agreement by Employee regarding confidentiality and/or protection of Company information, property, or trade secrets, which agreement(s) shall continue in full force and effect. For purposes of clarity, as of the date hereof, the Employment Agreement is terminated in all respects, except for any provisions therein which expressly survive the termination thereof or are expressly incorporated by reference herein, including but not limited to, those sections of the Employment Agreement set forth in Section 21 of the Employment Agreement.
8. Employee understands that he is waiving legal rights by signing this Agreement, and has consulted with an attorney and/or other persons to the full extent Employee wanted to do so before signing this Agreement.
Employee is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing this Agreement, which should then be promptly returned to the Company’s Global General Counsel. In addition, Employee may revoke the releases provided for in Sections 5 and 6 of this Agreement within 7 days following the Agreement Date or the Re-Execution Date, respectively, by notifying the Company’s Global General Counsel in writing within 7 days of the Agreement Date or the Re-Execution Date. If Employee revokes the releases provided for in Sections 5 and 6 above, Employee will not be entitled to any of the consideration provided for under this Agreement and the Agreement will remain in full force and effect except with respect to the releases that have been revoked.
9. The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if either party has a legally recognized claim or dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), any dispute regarding Employee’s termination of employment, tort claims, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of public policy or, any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers’ compensation benefits), and the parties are unable to reach agreement among themselves within thirty (30) days, then the parties agree to submit the dispute to JAMS for binding arbitration in accordance with its then-current employment rules and applicable law.

If the parties are unable to agree to an arbitrator, JAMS will provide the names of seven potential arbitrators, giving each party the opportunity to strike three names. The remaining arbitrator will serve as the arbitration panel. The parties agree that the arbitration must be initiated within the time period of the statute of limitations applicable to the claim(s) if the claim(s) had been filed in court. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. All fees and expenses of the arbitrator will be borne by the Company. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs, unless the party prevails on a claim for which attorneys’ fees are recoverable by statute, in which case the arbitrator may award attorneys’ fees and costs to the prevailing party.
10. The Company may withhold from any amounts payable under this Agreement all such taxes, and may file with appropriate governmental authorities for the periods covered herein all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.
11. Employee hereby certifies that (i) Employee has reported on Form 4 all reportable transactions that occurred during the fiscal year ended January 31, 2009 through the date first written above, and (ii) Employee is not required to file a Form 5 for the fiscal year ending January 31, 2010.
12. For a period of eighteen months following the date hereof and for any longer period to which the parties may agree by any separate, additional contract, Employee agrees to cooperate, at no charge, with the Company’s and its affiliates’ and its or their counsel’s reasonable requests for information or assistance related to the Company’s and its affiliates’ defense of, or other participation in, any investigation or inquiry or any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Employee was engaged in employment with the Company and its affiliates; provided, that the Company shall accommodate Employee’s reasonable requests for information and documents required in order to enable or facilitate such cooperation for the benefit of the Company and to facilitate the Employee’s individual representation in any such investigation or proceeding.
Except as required by law or authorized in advance by the Board of Directors of UTi Worldwide Inc., Employee will not communicate, directly or indirectly, with any third party, including but not limited to, any person or representative of any group of people or entity who is suing or has stated that a legal action against the Company and its affiliates or any of their directors or officers is being contemplated, concerning the operations of the Company and its affiliates, the actions or inactions of any of its or their employees or representatives or the legal positions taken by the Company and its affiliates. Employee acknowledges that the Company is cooperating with governmental investigations into alleged anti-competitive behavior, and Employee agrees to cooperate with such investigations to the extent reasonably consistent with his individual rights and interests. Nothing herein shall be deemed to prevent Employee from cooperating with such investigations nor to compromise his full and fair individual representation in that matter.

Employee further acknowledges and agrees that any and all information learned by Employee from the Company or any of its affiliates, or their respective employees and legal representatives in connection with or pursuant to any investigation, lawsuit or potential lawsuit against the Employee or the Company (hereafter “Privileged Information”) is privileged information and shall be considered Proprietary Information for all purposes of the Employment Agreement and may not be disclosed to any third party, unless required to do so by law. If asked about matters constituting Privileged Information, Employee shall state that the information is privileged and shall direct the inquirer to the Company. Employee acknowledges and agrees that any violation of this Section 12 will result in irreparable harm to the Company and its affiliates and will, in addition to other available remedies, give rise to an immediate action by the Company and its affiliates for injunctive relief.
Nothing in this Agreement shall limit any right or obligation of Employee or the Company under applicable indemnification agreements and policies, including expressly the terms of a letter agreement between Company and Employee dated April 3, 2009, and its exhibits A & B.
13. Employee agrees that, at the request of either the Company or UTi Worldwide Inc., Employee shall promptly sign such further resignations, documents and instruments and take all such other actions as may be reasonably necessary to carry out the resignations provided for in Section 1 above and Employee hereby grants the corporate secretary of UTi Worldwide Inc. an irrevocable power of attorney to execute on behalf of Employee all such resignations and documents and instruments and to take all such other actions as may be reasonably necessary to carry out the intention of this Section 13; provided the corporate secretary promptly notifies Employee in writing of each such action.
[signature page follows]

UTi, Services, Inc.

By:	/s/ Lance E. D’Amico	/s/ John S. Hextall
	Lance E. D’Amico	John S. Hextall
Authorized Signatory

Date Signed:

July 28, 2009
This Separation Agreement and General Release is re-executed and re-affirmed by the Employee on                     , 20  _____  ..

John S. Hextall

Exhibit 99.1
EXHIBIT A
On July 28, 2009, John Hextall resigned as Executive Vice President and President, Freight Forwarding of UTi Worldwide Inc. (the “Company”) and all other positions he held with the Company and its subsidiaries effective as of such date. However, Mr. Hextall is expected to remain an employee of a subsidiary of the Company through January 31, 2010.
On July 28, 2009, a subsidiary of the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Hextall. Pursuant to the terms of the Separation Agreement, Mr. Hextall will receive his current salary and benefits through the date his employment with the Company’s subsidiary ends, which is scheduled to occur no later than January 31, 2010. Additionally, pursuant to the terms of the Separation Agreement, Mr. Hextall will receive severance from the period of February 1, 2010 through July 31, 2010 at his current base salary rate. The Separation Agreement also provides, among other things, for the partial vesting of certain of Mr. Hextall’s outstanding Restricted Share Unit Awards under the UTi Worldwide Inc. 2004 Long-Term Incentive Plan. In connection with his resignation, Mr. Hextall’s Amended and Restated Employment Agreement dated as of October 1, 2008 was terminated, except for the provisions thereof which expressly survive or which are expressly incorporated by reference in the Separation Agreement.
A copy of the Separation Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

EXHIBIT B
Restricted Share Unit Awards

					Additional
					Shares
					Vesting on		Additional
					January 31,		Shares Vesting
			Shares		2010		on July 31,
			Vested as	Accelerated	Pursuant to		2010 Based on
			of January	Vesting	Accelerated		Modified
			31, 2010	Provisions	Vesting upon		Accelerated
			Pursuant	upon	Deemed		Vesting
	Total		to	Deemed	Termination		Approved by
	Shares	Standard	Standard	Termination	without		Compensation
Grant	Subject to	Vesting	Vesting	without	Cause		Committee		Total
Date	Award	Schedule	(A)	Cause	(B)		(C)		(A) + (B) + (C)
5/04/05	11,862	5-year cliff	—	None	—		57/60 = 11,268[1]		11,268
5/12/06	8,726	5-year cliff	—	None	—		45/60 = 6,544	[1]	6,544
4/12/07	14,529	5-year cliff	—	Pro rata	33/60 = 7,990[2]		—		7,990
4/14/08	17,132	Annual	3,426	20% of total	3,426	[3]	—		6,852
4/14/09	39,970	Annual	—	20% of total	7,994	[3]	—		7,994

[1]
The UTi Worldwide Inc. Compensation Committee, which is responsible for administering the UTi Worldwide Inc. 2004 Long-Term Incentive Plan, modified the vesting of this Award Agreement so that the Award will vest pro rata (based on the number of months of Employee’s Continuous Service from the grant date through the date of the termination of Employee’s Continuous Service) on July 31, 2010 if Employee has fully complied with the terms of this Agreement and the terms of the Employment Agreement which continue to survive from the date of this Agreement through such date. The number of shares stated in the table above assumes the termination of Employee’s Continuous Service occurs on January 31, 2010. If the termination of Employee’s Continuous Service occurs prior to January 31, 2010, the number of shares shall be adjusted accordingly.

[2]
Notwithstanding the fact that Employee has resigned, the UTi Worldwide Inc. Compensation Committee has deemed Employee’s separation as a Termination without Cause under the terms of this Award Agreement. Assuming Employee’s termination of Continuous Service occurs on January 31, 2010, the Award Agreement will vest with respect to this number of additional shares on January 31, 2010. If the termination of Employee’s Continuous Service occurs prior to January 31, 2010, the number of shares shall be adjusted accordingly.

[3]
Notwithstanding the fact that Employee has resigned, the UTi Worldwide Inc. Compensation Committee has deemed Employee’s separation as a Termination without Cause under the terms of this Award Agreement. Upon Employee’s termination of Continuous Service, the Award Agreement will vest with respect to this number of additional shares.

Note:
In the event of any revocation of the releases provided for in Sections 5 and 6 of this Agreement by Employee, Employee shall not be entitled to any of the modifications, determinations or accelerated vesting provided for in this Exhibit B.